                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 19, 1999 included in this Form 10-K. It should be noted that we have not audited any financial statement so the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of the report.

ARTHUR ANDERSEN LLP
March 30, 1999